Exhibit 99.1

AMSC Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, June 2 at 10:00 am ET

Ayer, MA – June 1, 2022 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™, and that protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its fourth quarter and fiscal year ended March 31, 2022 ("fiscal 2021").

Revenues for the fourth quarter of fiscal 2021 were $28.3 million compared with $21.2 million for the same period of fiscal 2020. The year-over-year increase was a result of higher Grid segment revenues, primarily driven by strong new energy power system sales.

AMSC’s net loss for the fourth quarter of fiscal 2021 was $5.0 million, or $0.18 per share, compared to net loss of $7.6 million, or $0.29 per share, for the same period of fiscal 2020. The Company’s non-GAAP net loss for the fourth quarter of fiscal 2021 was $4.7 million, or $0.17 per share, compared with a non-GAAP net loss of $5.6 million, or $0.21 per share, in the same period of fiscal 2020. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for fiscal year 2021 were $108.4 million as compared to $87.1 million in fiscal year 2020. The increase in revenues was driven by higher new energy power system sales, as well as higher ship protection system (SPS) revenue. AMSC reported a net loss for the fiscal year 2021 of $19.2 million, or $0.71 per diluted share, compared to net loss of $22.7 million, or $0.95 per diluted share in fiscal year 2020. The Company's non-GAAP net loss for fiscal 2021 was $17.1 million, or $0.63 per share, compared with a non-GAAP net loss of $14.1 million, or $0.59 per share, for fiscal 2020.  Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, marketable securities and restricted cash on March 31, 2022 totaled $49.5 million.

“Fiscal 2021 was another year of significant grid growth and grid diversification for AMSC,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “We accomplished these important goals despite the global pandemic that disrupted business supply chains and impacted prices of raw materials for virtually all businesses. Our team here at AMSC responded to the challenge and successfully positioned the Company for a potential rebound in wind and improved margins for fiscal 2022.”

AMSC Reports Q4FY21 Results	Page 2

Business Outlook

For the first quarter ending June 30, 2022, AMSC expects that its revenues will be in the range of $23 million to $26 million. The Company’s net loss for the first quarter of fiscal 2022 is expected not to exceed $8.9 million, or $0.32 per share.  The Company’s net loss guidance assumes no changes in contingent consideration. The Company's non-GAAP net loss (as defined below) is expected not to exceed $6.9 million, or $0.25 per share.  The Company expects operating cash flow to be a burn of $4 million to $6 million in the first quarter of fiscal 2022.  The Company expects cash, cash equivalents, marketable securities and restricted cash on June 30, 2022, to be no less than $43 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, June 2, 2022, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors.  To preregister for the call, go to ClickToJoinLink.  Callers who click the link will be able to enter their information to gain immediate access to the call and bypass the live operator. Participants may preregister 15 minutes prior to the scheduled start time.  The live call can also be accessed by dialing 888-394-8218 or 323-794-2588 and using conference ID 4095203. A replay of the call may be accessed 2 hours following the call by dialing 888-203-1112 or 719-457-0820 and using conference passcode 4095203.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marintec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q4FY21 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; growth of our business, including our Grid business; our expected GAAP and non-GAAP financial results for the quarter ending June 30, 2022, our expected cash, cash equivalents, marketable securities, and restricted cash balance on June 30, 2022; a potential rebound in wind and improved margins for fiscal 2022; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; The COVID-19 pandemic could adversely impact our business, financial condition and results of operations; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationships; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer's business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties information technology infrastructure and networks; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our products face competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; The increasing focus on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We face risks related to our legal proceedings; We face risks related to our common stock; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2022, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY21 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenues
Grid	$25,706	$19,380	$98,876	$70,528
Wind	2,602	1,784	9,559	16,597
Total revenues	28,308	21,164	108,435	87,125

Cost of revenues	25,018	18,226	94,943	69,671

Gross margin	3,290	2,938	13,492	17,454

Operating expenses:
Research and development	2,102	2,768	10,470	11,015
Selling, general and administrative	6,880	6,713	27,494	25,322
Amortization of acquisition related intangibles	627	621	2,467	1,222
(Gain) loss on contingent consideration	(1,410)	320	(5,850)	3,060
Total operating expenses	8,199	10,422	34,581	40,619

Operating loss	(4,909)	(7,484)	(21,089)	(23,165)

Interest income, net	7	53	75	426
Other income (expense), net	(33)	149	(28)	(771)
Loss before income tax expense	(4,935)	(7,281)	(21,042)	(23,510)

Income tax expense (benefit)	97	335	(1,849)	(832)

Net loss	$(5,032)	$(7,616)	$(19,193)	$(22,678)

Net loss per common share
Basic	$(0.18)	$(0.29)	$(0.71)	$(0.95)
Diluted	$(0.18)	$(0.29)	$(0.71)	$(0.95)

Weighted average number of common shares outstanding
Basic	27,383	26,533	27,203	23,879
Diluted	27,383	26,533	27,203	23,879

AMSC Reports Q4FY21 Results	Page 5

CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	March 31,	March 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$40,584	$67,814
Marketable securities	—	5,140
Accounts receivable	20,280	13,267
Inventory	23,666	13,306
Prepaid expenses and other current assets	7,052	3,546
Restricted cash	2,754	2,157
Total current assets	94,336	105,230

Property, plant and equipment, net	13,656	8,997
Intangibles, net	11,311	9,153
Right-of-use asset	3,502	3,747
Goodwill	43,471	34,634
Restricted cash	6,148	5,568
Deferred tax assets	1,224	1,223
Other assets	239	314
Total assets	$173,887	$168,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$29,140	$19,810
Lease liability, current portion	740	612
Debt, current portion	72	—
Contingent consideration	1,200	7,050
Deferred revenue, current portion	22,812	13,266
Total current liabilities	53,964	40,738

Deferred revenue, long term portion	7,222	7,991
Lease liability, long term portion	2,900	3,246
Deferred tax liabilities	297	274
Debt, long-term portion	90	—
Other liabilities	25	25
Total liabilities	64,498	52,274

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 28,919,990 and 27,988,536 shares issued and 28,522,359 and 27,593,400 shares outstanding at March 31, 2022 and 2021, respectively	289	280
Additional paid-in capital	1,133,536	1,121,495
Treasury stock, at cost, 397,631 and 395,136 shares at March 31, 2022 and 2021, respectively	(3,639)	(3,593)
Accumulated other comprehensive loss	(291)	(277)
Accumulated deficit	(1,020,506)	(1,001,313)
Total stockholders' equity	109,389	116,592
Total liabilities and stockholders' equity	$173,887	$168,866

AMSC Reports Q4FY21 Results	Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(19,193)	$(22,678)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	5,341	5,352
Stock-based compensation expense	4,661	3,485
Provision for excess and obsolete inventory	1,902	1,762
Deferred income taxes	(2,403)	(1,221)
Change in fair value of contingent consideration	(5,850)	3,060
Non-cash interest income	(49)	(94)
Other non-cash items	525	272
Unrealized foreign exchange loss/(gain) on cash and cash equivalents	(186)	363
Changes in operating asset and liability accounts:
Accounts receivable	(3,760)	5,193
Inventory	(3,307)	8,106
Prepaid expenses and other current assets	(420)	823
Accounts payable and accrued expenses	4,695	(5,047)
Deferred revenue	(933)	(8,057)
Net cash used in operating activities	(18,977)	(8,681)

Cash flows from investing activities:
Purchase of property, plant and equipment	(938)	(1,764)
Sale of marketable securities	—	30,152
Cash paid for acquisition, net of cash received	(11,479)	(26,000)
Proceeds from the maturity of marketable securities	5,189	—
Change in other assets	65	81
Net cash provided by (used in) investing activities	(7,163)	2,469

Cash flows from financing activities:
Repurchase of treasury stock	(46)	(927)
Repayment of debt	(53)	—
Proceeds from public equity offering, net	—	51,477
Proceeds from exercise of employee stock options and ESPP	241	278
Net cash provided by financing activities	142	50,828

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(55)	59

Net increase (decrease) in cash, cash equivalents and restricted cash	(26,053)	44,675
Cash, cash equivalents and restricted cash at beginning of year	75,539	30,864
Cash, cash equivalents and restricted cash at end of year	$49,486	$75,539

AMSC Reports Q4FY21 Results	Page 7

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Net loss	$(5,032)	$(7,616)	$(19,193)	$(22,678)
Stock-based compensation	1,147	888	4,661	3,485
Amortization of acquisition-related intangibles	644	811	2,623	1697
Change in fair value of contingent consideration	(1,410)	320	(5,850)	3,060
Acquisition costs	—	—	681	313
Non-GAAP net loss	(4,650)	(5,597)	(17,078)	(14,123)

Non-GAAP net loss per share	$(0.17)	$(0.21)	$(0.63)	$(0.59)
Weighted average shares outstanding - basic and diluted	27,383	26,533	27,203	23,879

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending
June 30, 2022
Net loss	$(8.9)
Stock-based compensation	1.3
Amortization of acquisition-related intangibles	0.7
Non-GAAP net loss	$(6.9)
Non-GAAP net loss per share	$(0.25)
Shares outstanding	27.6

AMSC Reports Q4FY21 Results	Page 8

Note: Non-GAAP net loss is defined by the Company as net income (loss) before; stock-based compensation; amortization of acquisition-related intangibles; acquisition costs; changes in fair value of contingent consideration; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net loss for the fiscal quarter ending June 30, 2022, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of change in the fair value of contingent consideration.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Cappaccio

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners LLC

Joe Luongo

914-906-5903

jluongo@rooneyco.com

AMSC Communications Manager:

Nicol Golez

Phone: 978-399-8344

Email: Nicol.Golez@amsc.com